DeGolyer and MacNaughton
5151 San Felipe
Suite 950
Houston, Texas 77056

December 12, 2013

Saratoga Resources, Inc.
3 Riverway, Suite 1810
Houston, TX 77056

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton and to incorporation by reference of our report dated December 11, 2013, which appears in the current report on Form 8-K of Saratoga Resources, Inc. dated December 12, 2013, in the Registration Statements of Saratoga Resources, Inc. on Form S-8 filed with the Securities and Exchange Commission on February 7, 2006 (File No. 333-131624), the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 29, 2007 (File No. 333-146985), the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 13, 2011 (File No. 333-176817), the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 21, 2012 (File No. 333-182257), and the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 21, 2012 (File No. 333-182273).

Very truly yours,

DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716